EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Advanced Electronic Support Products Computertillbehor i Sweden AB:

   We hereby consent to the use of our erport included herein and the reference to our firm under the heading "Experts" in the prospectus.

Thomas Parck
Approved Public Accountant
KPMG Bohlins AB

Gavle, Sweden
January 21, 1997